MANPOWER INC.

                STOCK OPTION AGREEMENT

          This Stock Option Agreement (this
"Agreement") is executed the 26th day of April, 1999, by and between MANPOWER INC., a Wisconsin corporation
(the "Corporation"), and John R. Walter (the "Advisor").

                      WITNESSETH:

          WHEREAS, the Corporation has granted to the Advisor, in partial consideration for the advisory services to be rendered by the Advisor to the Corporation, a stock option on the terms provided in this Agreement;

          NOW, THEREFORE, it is agreed as follows:

          1. Incorporation of 1994 Plan. The terms and conditions of the 1994 Executive Stock Option and Restricted Stock Plan of the Corporation (the "Plan") shall be incorporated herein by reference and, although it is not being granted under such Plan, the Option (as defined below) will be subject to the terms of the Plan as if the Advisor were an employee of the Corporation and as if the option had been granted under the Plan, except to the extent explicitly modified by this Agreement. Unless otherwise provided herein, all capitalized words in this Agreement shall have the meaning ascribed to them in the Plan. The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Advisor. A copy of the Plan has been delivered to the Advisor concurrently with the execution of this Agreement.

          2.   Option;  Number of Shares;  Option Price.  The
Advisor shall have the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 175,000 Shares (the
"Option") at the purchase price of $23.5625 per share
(the "Option Price"), which is 100% of the fair market value of the common stock of the Corporation on the date this option is granted. The Shares purchased shall, at the option of the Corporation, be shares of authorized but unissued common stock or shares of such stock held as treasury shares of the Corporation.

          3.   Time Limitations on Exercise of Option.  The
Option shall be exercisable as to all or any portion of the 175,000 Shares commencing on the date hereof.
Except as otherwise provided in the Plan, to the extent not previously exercised, the Option shall expire on the tenth anniversary of the date hereof. The Option will be exercisable upon termination of the Advisor's advisory relationship (or, if the Advisor becomes an employee of the Corporation or any of its subsidiaries during the term of the advisory relationship, upon a later termination of such employment relationship) with the Corporation and its subsidiaries only in the manner and to the extent provided in the Plan (applied as if the Advisor were an employee).

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          4.   Method of Exercising Option.  The Option may be
exercised in whole or in part by delivery to the Corporation, at the office of its Secretary at Milwaukee, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, and (b) payment in full of the Option Price of the Shares then being acquired upon exercise in the manner described in
Section 6 of the Plan. The Corporation shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (a) the completion of such registration or qualification of such shares under federal, state or foreign law, ruling or regulation as the Corporation shall deem to be necessary or advisable, and (b)receipt from the Advisor of such documents and information as the Corporation may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

          5. Prohibition Against Transfer. Except as otherwise provided by the Committee or as provided in the Plan, the Option, and the rights and privileges conferred hereby, may not be transferred by the Advisor, and during the lifetime of the Advisor the Option shall be exercisable only by the Advisor.

          6.   Notices.  Any notice to be given to the
Corporation under the terms of this Agreement shall be given in writing to the Corporation in care of its Secretary at 5301 North Ironwood Road, Milwaukee,
Wisconsin 53217. Any notice to be given to the Advisor may be addressed to him at his address as it appears on the records of the Corporation or any subsidiary thereof.

          7. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or exercise of the Option, and the Corporation may defer making delivery with respect to Shares hereunder until arrangements satisfactory to the Corporation have been made with respect to such withholding obligations.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                   MANPOWER INC.

                                   By: /s/ Michael Van Handel
                                      -------------------------
                                   /s/ John R. Walter
                                   ----------------------------
                                   John R. Walter